Exhibit 99.1

                                                FOR:  REDWOOD EMPIRE BANCORP
                                        APPROVED BY:  Patrick Kilkenny
                                                      President and CEO
                                                      (707) 573-4911

For Immediate Release

                         REDWOOD EMPIRE BANCORP REPORTS
                          SECOND QUARTER 2004 EARNINGS

Santa Rosa, CA. - (July 21, 2004) -- Redwood Empire Bancorp, (Nasdaq: REBC) today reported net income of $1,851,000 or $.36 per diluted share for the quarter ended June 30, 2004. This compares to net income of $2,181,000 or $.42 per diluted share for the second quarter of 2003. For the six months ended June 30, 2004, net income was $3,539,000 or $.69 per diluted share as compared to $4,197,000 or $.80 per diluted share one year ago. On July 15, 2003, the Company's Board of Directors declared a three-for-two stock split of its outstanding shares of common stock. Earnings per share information for all periods presented give effect to the split.

         Annualized return on average equity was 26.37% and 25.52% for the three and six months ended June 30, 2004 as compared to annualized return on average equity of 29.85% and 29.31% for the same periods one year ago. Annualized return on average assets was 1.44% and 1.37% for the three and six months ended June 30, 2004 as compared to 1.67% and 1.64% one year ago.

         The Company experienced a decline in net income during the three and six months ended June 30, 2004 when compared to the same periods in 2003, primarily due to a decline in the amount of interest income recognized on the available for sale investment portfolio, an increase in the Company's effective tax rate and higher operating expenses, including a portion related to adding capacity for future growth.

         Interest income on available for sale securities declined due to significant paydown activity which has occurred within the mortgage-backed securities portfolio throughout the second half of 2003 and the first half of 2004. In consideration of this paydown activity, the Company decided to reduce exposure to interest rate risk and not reinvest the proceeds back into the investment portfolio.

         As previously disclosed, the Company formed its Real Estate Investment Trust (REIT) subsidiary on January 15, 2002. With the formation of the REIT, the Company began to recognize state tax benefits in the first quarter of 2002. During December 2003, the California Franchise Tax Board took the position that certain tax transactions related to REITs and regulated investment companies
(RICs) would be disallowed. Therefore, during the second quarter of 2004 the Company terminated the REIT. As previously announced, during December 2003 the Company reversed previously recognized net state tax benefits related to the REIT and will not record any related state tax benefits in the future. Due to the absence of such state tax benefits, the Company's effective tax rate increased by 4% from 36% to 40% for the three months ended June 30, 2004 when compared to June 30, 2003. On a year to date basis, the effective tax rate increased by 5% from 35% to 40%. This change in the effective tax rate had a negative impact on net income of $111,000, or $.03 per diluted share for the second quarter of 2004 and $268,000, or $.05 per diluted share for the six-month period ending June 30, 2004.

Net Interest Income

         Interest income was $7,026,000 for the second quarter of 2004 as compared to $7,608,000 for the second quarter of 2003, a decrease of $582,000 or 8%. Interest income decreased $956,000, or 6% to $14,194,000 for the six months ended June 30, 2004, as compared to $15,150,000 one year ago. While the Company has experienced growth in average portfolio loans during 2004 as compared to 2003, the continued low interest rate environment and substantial paydown activity within the mortgage-backed securities portfolio have both had a negative impact on interest income. Average portfolio loans totaled $414,332,000 for the second quarter of 2004 as compared to $407,797,000 for the same period one year ago, an increase of $6,535,000 or 2%. For the six months ended June 30, 2004, average portfolio loans have grown $17,150,000, or 4% to $411,603,000 from $394,453,000. Average investment securities totaled $58,608,000 and $62,727,000 for the three and six months ended June 30, 2004, as compared to $82,136,000 and $90,890,000 for the same periods one year ago.

         For the three and six months ended June 30, 2004, interest expense was $1,514,000 and $3,155,000, down $416,000, or 22% and $787,000, or 20% when compared to the same periods in 2003. With the decline in the general interest rate environment, the Company has been successful in reducing costs associated with interest bearing deposits. For the three and six months ended June 30, 2004, the cost of average interest bearing deposits was 1.29% and 1.34% down from 1.80% and 1.88% for the three and six months ended June 30, 2003. The Company has also improved the current mix of deposits by increasing noninterest bearing demand deposits, while decreasing the balance of higher cost time deposits.

         Net interest income was $5,512,000 for the second quarter of 2004, a decrease of $166,000, or 3% percent when compared to $5,678,000 for the second quarter of 2003. The net interest margin was 4.61% for the second quarter of 2004 as compared to 4.62% one year ago. For the six months ended June 30, 2004, net interest income was $11,039,000, a decrease of $169,000 or 2% from $11,208,000 at June 30, 2003. Net interest margin was 4.58% for the six months ended June 30, 2004 as compared to 4.62% one year ago. The Company's net interest margin has been negatively impacted during 2004 due to the additional interest expense incurred with the completion of the Company's second $10,000,000 trust preferred securities financing in July 2003. Such financing, which has been used for stock repurchases and other corporate matters, bears an annual interest rate of 6.35%. Total interest expense for both trust preferred securities financing was $414,000 and $827,000 for the three and six months ended June 30, 2004 as compared to $255,000 and $510,000 during the same periods in 2003.

Loan Activity

         Total loans as of June 30, 2004 were $424,086,000, an increase of $9,023,000, or 2% when compared to total loans of $415,063,000 at June 30, 2003. The Company continues to focus on improving asset mix and growth within the loan portfolio. Several additional loan personnel have been hired to assist with the more rapid loan growth expected throughout the remainder of 2004. During the second quarter of 2004, total loans increased $12,841,000 when compared to March 31, 2004, primarily due to an increase of $6,196,000 in commercial loans, an increase in commercial real estate loans of $12,697,000, offset by a decline in construction loans of $6,723,000. It is anticipated that the decline in construction loans experienced during the second quarter of 2004 will not continue and that the portfolio will grow during the remainder of 2004.

Loan Losses

         Nonperforming assets represented .3% of total assets at June 30, 2004 as compared to .6% at the end of the same quarter one year ago. The allowance for loan losses was 1.66% of total loans and 448% of nonperforming loans at June 30, 2004 as compared to 1.80% of total loans and 241% of nonperforming loans at June 30, 2003. The Company had net charge-offs of $138,000 or .13% (annualized) and $123,000 or .05% (annualized) of average portfolio loans for the three and six months ended June 30, 2004. This compares to net recoveries of $137,000 or ..13% (annualized) and $92,000 or .05% (annualized) for the three and six months ended June 30, 2003. There was no loan loss provision for the three and six months ended June 30, 2004 and June 30, 2003.

Deposits

         Total deposits as of June 30, 2004, were $453,043,000, a decrease of $13,592,000, or 3% when compared to one year ago. The decrease in total deposits during the second quarter of 2004 when compared to 2003 is due to the intentional run-off of higher cost time deposits, partially offset by growth in noninterest bearing demand deposits.

Noninterest Income

         Noninterest income increased 15% to $1,899,000 for the quarter ended June 30, 2004 as compared to $1,649,000 for the same period in 2003. Noninterest income was $3,607,000 for the six months ended June 30, 2004 as compared to $3,278,000 one year ago. Merchant draft processing revenues increased $220,000 from $1,088,000 in the second quarter of 2003 to $1,308,000 in the second quarter of 2004 due to an increase in processing volume. Merchant draft processing revenues increased $252,000 from $2,217,000 at June 30, 2003 to $2,469,000 at June 30, 2004. Excluding net revenue from merchant bankcard processing, noninterest income amounted to $591,000 and $1,138,000 for the three and six months ended June 30, 2004 as compared to $561,000 and $1,061,000 for the same periods one year ago. The increase in other income during the three and six month period of 2004 as compared to 2003 is primarily due to an increase in other income of $92,000 and $169,000 partially offset by a decrease in net realized gains on investment securities available for sale of $86,000. The increase in other income is primarily due to income associated with the Company's implementation of a program to sell investment products and income derived from the purchase of life insurance policies on certain key executives.

Noninterest Expense

         Noninterest expense was $4,329,000 for the quarter ended June 30, 2004 as compared to $3,901,000 in the same period one year ago, which represents an increase of $428,000 or 11%. For the six months ended June 30, 2004, noninterest expense increased $764,000 or 10% to $8,751,000 from $7,987,000 one year ago. The increase in noninterest expense is primarily attributable to an increase in salaries and employee benefits expense. The increase during 2004 is partially due to an increase of the number of full time equivalent employees employed by the Company, the continued impact of increased costs associated with health care and workers compensation insurance and normal annual salary increases. Additionally, when compared to June 2003, salaries and employee benefits expense was negatively impacted by a decline in contra-salary expense related to Statement of Accounting Standards No. 91 of $85,000 for the three month period ended June 30, 2004, and a decline of $185,000 for the six month period ended June 30, 2004, resulting from lower levels of loan originations. The Company's efficiency ratio for the three and six months ended June 30, 2004 was 58% and 60% and as compared to 53% and 55% one year ago. The efficiency ratio for the Company's subsidiary, National Bank of the Redwoods was 54% and 55% for the three and six months ended June 30, 2004 as compared to 50% and 52% one year ago.

Segments

         For the three and six months ended June 30, 2004, net income of the Company's community banking segment was $1,415,000 and $2,766,000 on revenues of $5,977,000 and $11,944,000. This compares to net income of $1,795,000 and
$3,415,000 and revenues of $6,011,000 and $11,876,000 for the same periods one year ago. The segment's decrease in net income, as compared to 2003, is primarily attributable to an increase in noninterest expense, a slight decrease in net interest income and a higher effective tax rate in 2004, which is partially offset by an increase in noninterest income. The net income of the Company's bankcard segment was $436,000 and $773,000 for the three and six months ended June 30, 2004 versus $386,000 and $782,000 in 2003. The increase in the segment's net income for the three and six months ended June 30, 2004 is primarily due to an increase in merchant draft processing revenues, which is partially offset by a decrease in net interest income. The bankcard segment's net interest income is partially determined by the Company's internal funds transfer pricing systems, which assigns a cost of funds or credit for funds to assets or liabilities based on their type, maturity or repricing characteristics. The decrease in net interest income for the bankcard segment is due to a decline in the general interest rate environment and a decrease in the segment's customer deposit base, which resulted in a decrease in the credit for funds given to the segment. The merchant bankcard segment's net income comprised 24% and 22% of the Company's consolidated net income for the three and six months ended June 30, 2004, as compared to 18% and 19% for the three and six months ended June 30, 2003.

Capital Structure

         In January 2004, the Company raised its quarterly cash dividend to $0.21 per common share from $0.17.

         In August 2001, the Company announced an authorization to repurchase 533,250 shares, as adjusted for the three-for-two stock splits declared September 20, 2001 and July 15, 2003. In August 2003, the Company announced an authorization to repurchase an additional 496,500 shares, for a total authorization of 1,029,750. To date, 557,987 shares have been repurchased under the current authorization, as adjusted for the three-for-two stock splits. Under the repurchase program, the Company plans to purchase shares from time to time on the open market and/or in privately negotiated transactions. The Company continues to believe this represents a prudent use of shareholder capital and an investment in the Company's future.

         As of June 30, 2004, Redwood Empire Bancorp had total assets of $515,421,000 and 4,947,623 common shares outstanding. The Company provides diverse financial products and services which are marketed through full-service offices in the North Coast counties of California. Redwood Empire Bancorp stock is traded on The Nasdaq Stock Market(R) under the symbol REBC.

         Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.


                               (Tables to follow)

            REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS
                   (Unaudited)
      (Dollars in thousands except for earnings per share and share data)

                                                           Three Months Ended           Six Months Ended
                                                                June 30,                    June 30,
                                                          2004            2003           2004        2003
                                                        -------         -------        -------     -------


Interest income:
  Interest and fees on loans                             $6,343          $6,730        $12,757     $13,136
  Interest on investment securities                         664             868          1,390       1,991
  Interest on federal funds sold                             19              10             47          23
                                                        -------         -------        -------     -------
Total interest income                                     7,026           7,608         14,194      15,150

Interest expense:
  Interest on deposits                                    1,087           1,637          2,289       3,381
  Interest on other borrowings                              427             293            866         561
                                                        -------         -------        -------     -------
Total interest expense                                    1,514           1,930          3,155       3,942
                                                        -------         -------        -------     -------
Net interest income                                       5,512           5,678         11,039      11,208
Provision for loan losses                                   ---             ---            ---         ---
                                                        -------         -------        -------     -------
Net interest income after provision for loan losses       5,512           5,678         11,039      11,208

Noninterest income:
  Service charges on deposit accounts                       266             254            512         522
  Merchant draft processing, net                          1,308           1,088          2,469       2,217
  Loan servicing income                                      55              43             82          78
  Net realized gains on investment securities
    available for sale                                      ---              86            ---          86
  Other income                                              270             178            544         375
                                                        -------         -------        -------     -------
Total noninterest  income                                 1,899           1,649          3,607       3,278

Noninterest expense:
  Salaries and employee benefits                          2,615           2,258          5,348       4,542
  Occupancy and equipment expense                           540             478          1,075       1,092
  Other                                                   1,174           1,165          2,328       2,353
                                                        -------         -------        -------     -------
Total noninterest expense                                 4,329           3,901          8,751       7,987
                                                        -------         -------        -------     -------
Income before income taxes                                3,082           3,426          5,895       6,499
Provision for income taxes                                1,231           1,245          2,356       2,302
                                                        -------         -------        -------     -------
Net income                                               $1,851          $2,181         $3,539      $4,197
                                                        =======         =======        =======     =======
Basic earnings per share:
  Net income available for common stock                   $0.37           $0.43          $0.72       $0.83
shareholders
  Weighted average shares (1)                         4,944,000       5,084,000      4,946,000   5,081,000

Diluted earnings per share:
  Net income available for common stock                   $0.36           $0.42          $0.69       $0.80
shareholders
  Weighted average shares (1)                         5,079,000       5,216,000      5,093,000   5,239,000

Selected Ratios
Annualized Return on Average Total Equity               26.37 %          29.85%        25.52 %      29.31%
Annualized Return on Average Total Assets                1.44 %           1.67%         1.37 %       1.64%

(1) Adjusted for three-for-two stock split announced July 15, 2003.

                               REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEET
                                          (In Thousands)

                                                       June 30,     December 31,      June 30,
                                                         2004          2003             2003
                                                     -----------    ------------     ----------
                                                     (Unaudited)                     (Unaudited)
Assets:
Cash and due from banks                                 $18,827         $19,259        $23,139
Federal funds sold                                        5,600           8,600          4,600
                                                       --------        --------       --------
  Cash and cash equivalents                              24,427          27,859         27,739
Investment securities:
  Held to maturity                                       17,223          17,566         16,269
  Available for sale, at fair value                      36,300          58,229         57,151
                                                       --------        --------       --------
    Total investment securities                          53,523          75,795         73,420

Mortgage loans held for sale                                  5             192            653

Loans:
    Residential real estate mortgage                    104,297         108,851        119,619
    Commercial real estate mortgage                     197,954         186,185        173,757
    Commercial                                           65,585          55,473         60,960
    Real estate construction                             41,723          51,154         47,756
    Installment and other                                14,862          13,025         13,178
    Less net deferred loan fees                           (335)           (167)          (207)
                                                       --------        --------       --------
        Total portfolio loans                           424,086         414,521        415,063
    Less allowance for loan losses                      (7,039)         (7,162)        (7,492)
                                                       --------        --------       --------
        Net loans                                       417,047         407,359        407,571

Premises and equipment, net                               2,191           2,489          2,876
Cash surrender value of life insurance                    8,832           3,782          3,703
Other assets and interest receivable                      9,396          11,424          9,912
                                                       --------        --------       --------
     Total assets                                      $515,421        $528,900       $525,874
                                                       ========        ========       ========

Liabilities and Shareholders' equity:
Deposits:
  Noninterest bearing demand deposits                  $117,785        $107,359        $98,853
  Interest-bearing transaction accounts                 161,212         154,640        158,426
  Time deposits one hundred thousand and over            74,001          73,262         75,217
  Other time deposits                                   100,045         119,521        134,139
                                                       --------        --------       --------
    Total deposits                                      453,043         454,782        466,635

Short-term borrowings                                     1,939          16,265          4,463
Subordinated debentures                                  20,000          20,000         10,000
Other liabilities and interest payable                   12,171          10,173         14,500
                                                       --------        --------       --------
     Total liabilities                                  487,153         501,220        495,598

Shareholders' equity:
  Common stock                                           10,520          10,577         11,130
  Retained earnings                                      17,424          16,344         18,098
  Accumulated other comprehensive income, net of tax        324             759          1,048
                                                       --------        --------       --------
     Total shareholders' equity                          28,268          27,680         30,276
                                                       --------        --------       --------
     Total liabilities and shareholders' equity        $515,421        $528,900       $525,874
                                                       ========        ========       ========

                                   REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                             BUSINESS SEGMENTS
                                               (Unaudited)
                                          (Dollars in thousands)

                                                          Three Months Ended            Six Months Ended
                                                            June 30, 2004                 June 30, 2004
                                                       ------------------------      ---------------------
                                                      Community                      Community
                                                       Banking         Bankcard       Banking     Bankcard
                                                      ---------        --------      ---------    --------

Total interest income                                    $7,026           $ ---        $14,194       $ ---
Total interest expense                                    1,514             ---          3,153           2
Interest income (expense) allocation                      (126)             126          (235)         235
                                                         ------           -----        -------       -----
Net interest income                                       5,386             126         10,806         233
                                                         ------           -----        -------       -----
Provision for loan losses                                   ---             ---            ---         ---
Service charges on deposit accounts                         266             ---            512         ---
Merchant draft processing, net                              ---           1,308            ---       2,469
Loan servicing income                                        55             ---             82         ---
Other income                                                270             ---            544         ---
                                                         ------           -----        -------       -----
   Total noninterest income                                 591           1,308          1,138       2,469
                                                         ------           -----        -------       -----
Salaries and employee benefits                            2,120             495          4,361         987
Occupancy and equipment expense                             489              51            977          98
Other                                                     1,013             161          1,999         329
                                                         ------           -----        -------       -----
   Total noninterest expense                              3,622             707          7,337       1,414
                                                         ------           -----        -------       -----
Income before income tax expense                          2,355             727          4,607       1,288
Income tax expense                                          940             291          1,841         515
                                                         ------           -----        -------       -----
Net income                                               $1,415            $436         $2,766        $773
                                                         ======           =====        =======       =====





                                                          Three Months Ended           Six Months Ended
                                                            June 30, 2004                June 30, 2004
                                                       ------------------------      ---------------------
                                                      Community                      Community
                                                       Banking         Bankcard       Banking     Bankcard
                                                      ---------        --------      ---------    --------

Total interest income                                    $7,608           $ ---        $15,150       $ ---
Total interest expense                                    1,913              17          3,920          22
Interest income (expense) allocation                      (245)             245          (415)         415
                                                         ------           -----        -------       -----
Net interest income                                       5,450             228         10,815         393
                                                         ------           -----        -------       -----
Provision for loan losses                                   ---             ---            ---         ---
Service charges on deposit accounts                         254             ---            522         ---
Merchant draft processing, net                              ---           1,088            ---       2,217
Loan servicing income                                        43             ---             78         ---
Net realized gains on investment securities
  available for sale                                         86             ---             86         ---
Other income                                                178             ---            375         ---
                                                         ------           -----        -------       -----
   Total noninterest income                                 561           1,088          1,061       2,217
                                                         ------           -----        -------       -----
Salaries and employee benefits                            1,800             458          3,630         912
Occupancy and equipment expense                             436              42          1,001          91
Other                                                       954             211          1,954         399
                                                         ------           -----        -------       -----
   Total noninterest expense                              3,190             711          6,585       1,402
                                                         ------           -----        -------       -----
Income before income tax expense                          2,821             605          5,291       1,208
Income tax expense                                        1,026             219          1,876         426
                                                         ------           -----        -------       -----
Net income                                               $1,795            $386         $3,415        $782
                                                         ======           =====        =======       =====